Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Select Maturities Municipal Fund
33-50008
811-7056

The annual meeting of shareholders was held on July 29, 2008, at The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 29, 2008.

Voting results are as follows:

<c>To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
              5,933,161
   Against
                 433,750
   Abstain
                 171,753
   Broker Non-Votes
              1,927,656
      Total
              8,466,320



<c>To approve the new fundamental policy relating
to investments in municipal securities for the Fund.

  For
              5,937,611
   Against
                 416,518
   Abstain
                 184,535
   Broker Non-Votes
              1,927,656
      Total
              8,466,320



<c>To approve the elimination of the fundamental
policy relating to investing in other investment companies.

   For
              5,900,055
   Against
                 433,833
   Abstain
                 204,776
   Broker Non-Votes
              1,927,656
      Total
              8,466,320



<c>To approve the elimination of the fundamental
policy relating to derivatives and short sales.

   For
              5,877,803
   Against
                 455,769
   Abstain
                 205,092
   Broker Non-Votes
              1,927,656
      Total
              8,466,320



<c>To approve the elimination of the fundamental
policy relating to commodities.

   For
              5,896,960
   Against
                 439,461
   Abstain
                 202,243
   Broker Non-Votes
              1,927,656
      Total
              8,466,320



<c>To approve the new fundamental policy relating
to commodities.

   For
               5,915,817
   Against
                 422,622
   Abstain
                 200,225
   Broker Non-Votes
              1,927,656
      Total
              8,466,320



Proxy materials are herein incorporated by reference to the SEC filing on June 30, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 008996.